Exhibit 4.3

SECOND SUPPLEMENTAL INDENTURE

Dated as of November 17, 2017

Supplementing that Certain

INDENTURE

Dated as of March 30, 2017

Among

KKR FINANCIAL HOLDINGS LLC,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

5.50% Senior Notes due 2032

TABLE OF CONTENTS

		Page

ARTICLE I
Issuance of Securities

Section 1.1.	Capitalized Terms.	2
Section 1.2.	Additional Notes.	2
Section 1.3.	Aggregate Principal Amount.	2
Section 1.4.	Relationship with Base Indenture.	2
Section 1.5.	Mandatory Exchange of Regulation S Global Notes.	3

ARTICLE II
Miscellaneous

Section 2.1.	Execution as Supplemental Indenture.	3
Section 2.2.	Not Responsible for Recitals or Issuance of Notes.	3
Section 2.3.	Separability Clause.	3
Section 2.4.	Successors and Assigns.	3
Section 2.5.	Execution and Counterparts.	3
Section 2.6.	Governing Law.	4

i

This Second Supplemental Indenture, dated as of November 17, 2017 (the “Second Supplemental Indenture”), among KKR Financial Holdings LLC, a limited liability company duly organized and existing under the laws of the State of Delaware, having its principal office at 555 California Street, 50th Floor, San Francisco, California 94104 (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as Trustee under the Base Indenture (as hereinafter defined) and hereunder (the “Trustee”), supplements that certain Indenture, dated as of March 30, 2017, among the Company and the Trustee (the “Base Indenture”) as supplemented by the First Supplemental Indenture, dated as of March 30, 2017, among the Company and the Trustee (the “First Supplemental Indenture” and subject to Section 1.3 hereof, together with the Base Indenture and this Second Supplemental Indenture, the “Indenture”).

RECITALS OF THE COMPANY

The Company has heretofore executed and delivered to the Trustee the Base Indenture providing for the issuance from time to time of one or more series of the Company’s senior unsecured debt securities (herein and in the Base Indenture called the “Securities”), the forms and terms of which are to be determined as set forth in Sections 201 and 301 of the Base Indenture.

Section 901 of the Base Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Base Indenture for, among other things, the purposes of providing for the issuance of additional Securities of any series.

The Company has heretofore executed and delivered to the Trustee the Base Indenture and the First Supplemental Indenture, providing for the issuance of an unlimited aggregate principal amount of 5.50% Senior Notes due 2032.

The Company has previously issued $375,000,000 aggregate principal amount of the 5.50% Senior Notes due 2032 (the “Existing Notes”).

In accordance with Section 201 of the Base Indenture, the Company may issue Additional Notes and may enter into a supplemental indenture to the Base Indenture to provide for the issuance of such Additional Notes.

The Company desires to execute and deliver this Second Supplemental Indenture to provide for this issuance of $125,000,000 aggregate principal amount of its 5.50% Senior Notes due 2032 (the “New Notes”) as Additional Notes under the Base Indenture, as supplemented by the First Supplemental Indenture.

The Company has duly authorized the execution and delivery of this Second Supplemental Indenture and the New Notes to be issued hereunder, as provided for in the Indenture.

1

All things necessary have been done to make this Second Supplemental Indenture a valid and legally binding agreement of the Company, in accordance with its terms and to make the New Notes, when executed by the Company and authenticated and delivered by the Trustee under the Indenture and duly issued by the Company, the valid and legally binding obligations of the Company.

ARTICLE I
Issuance of Securities

Section 1.1.  Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Base Indenture, as supplemented by the First Supplemental Indenture.

Section 1.2.  Additional Notes.  As of the date hereof, the Company shall issue the New Notes pursuant to this Second Supplemental Indenture.  The New Notes issued pursuant to this Second Supplemental Indenture constitute Additional Notes issued pursuant to Section 1.1(2) of the First Supplemental Indenture and shall be consolidated with them and form a single class with the Existing Notes previously established pursuant to the Base Indenture as supplemented by the First Supplemental Indenture, except that the issue date of the New Notes shall be November 17, 2017 and the first interest payment date shall be March 30, 2018.  The New Notes will be, after being mandatorily exchanged for New Notes with the same ISIN number as the Existing Notes as described below, fungible for U.S. federal income tax purposes with the Existing Notes and will have the same issue date and issue price as the Existing Notes for such purposes.  The New Notes issued in the form of temporary Global Notes will be issued under a separate ISIN until at least 40 days after the issue date of the New Notes.  The form of the global notes representing the New Notes is attached hereto as Exhibit A.

Section 1.3.  Aggregate Principal Amount.  The aggregate principal amount of the New Notes that may be authenticated and delivered pursuant to this Second Supplemental Indenture shall be $125,000,000.

Section 1.4.  Relationship with Base Indenture.  The terms and provisions contained in the Base Indenture, as supplemented by the First Supplemental Indenture, will constitute, and are hereby expressly made, a part of this Second Supplemental Indenture.  However, to the extent any provision of the Base Indenture, as supplemented by the First Supplemental Indenture, conflicts with the express provisions of this Second Supplemental Indenture, the provisions of this Second Supplemental Indenture will govern and be controlling.

For purposes of the Notes and this Second Supplemental Indenture, the references in Sections 1001, 1003 and 1105 of the Indenture to “10:00 a.m. (New York City time) on” shall be replaced with “10:00 a.m. (London time) one business day prior to.”

2

Section 1.5.  Mandatory Exchange of Regulation S Global Notes.  Promptly following the termination of 40 days following the issue date of the New Notes, the Company shall cause the beneficial interests in the New Notes in the form of a temporary Regulation S Global Note to be exchanged for beneficial interests in a permanent Regulation S Global Note (ISIN: XS1589737821), with no further action by the Company, pursuant to Applicable Procedures.  Upon exchange of the temporary Regulation S Global Notes for a permanent Regulation S Global Note, the Trustee will cancel the temporary Regulation S Global Note with no further action by the Company.

ARTICLE II
Miscellaneous

Section 2.1.  Execution as Supplemental Indenture.

This Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Base Indenture and, as provided in the Base Indenture, this Second Supplemental Indenture forms a part thereof.

Section 2.2.  Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or of the Securities.  The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

Section 2.3.  Separability Clause.

In case any provision in this Second Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.4.  Successors and Assigns.

All covenants and agreements in this Second Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.  All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors and assigns, whether so expressed or not.

Section 2.5.  Execution and Counterparts.

This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

3

Section 2.6.  Governing Law.

This Second Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the law of the State of New York.

 [Signature page to follow.]

4

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed all as of the day and year first above written.

KKR Financial Holdings LLC

By:	/s/ Thomas N. Murphy
	Name:	Thomas N. Murphy
	Title:	Chief Financial Officer

[Signature Page to Second Supplemental Indenture]

The Bank of New York Mellon Trust
Company, N.A., as Trustee

By:	/s/ R. Tarnas
	Name:	R. Tarnas
	Title:	Vice President

[Signature Page to Second Supplemental Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY SOLD PURSUANT TO RULE 144A UNDER THE SECURITIES ACT:

THIS SECURITY IS SUBJECT TO THE RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER, AND THE RIGHTS OF REDEMPTION BY THE ISSUER, CONTAINED IN THE INDENTURE GOVERNING THIS SECURITY. THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ISSUE DATE HEREOF OR ANY OTHER ISSUE DATE IN RESPECT OF A FURTHER ISSUANCE OF SECURITIES OF THE SAME SERIES AND THE LAST DATE ON WHICH KKR FINANCIAL HOLDINGS LLC OR ANY AFFILIATE OF KKR FINANCIAL HOLDINGS LLC WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO KKR FINANCIAL HOLDINGS LLC OR ANY SUBSIDIARY OR AFFILIATE THEREOF, (B)  FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON‑U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $1,000,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO KKR FINANCIAL HOLDINGS LLC’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.]

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY SOLD PURSUANT TO REGULATION S UNDER THE SECURITIES ACT:

THIS SECURITY IS SUBJECT TO THE RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER, AND THE RIGHTS OF REDEMPTION BY THE ISSUER, CONTAINED IN THE INDENTURE GOVERNING THIS SECURITY. THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ISSUE DATE HEREOF OR ANY OTHER ISSUE DATE IN RESPECT OF A FURTHER ISSUANCE OF SECURITIES OF THE SAME SERIES AND THE LAST DATE ON WHICH KKR FINANCIAL HOLDINGS LLC OR ANY AFFILIATE OF KKR FINANCIAL HOLDINGS LLC WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO KKR FINANCIAL HOLDINGS LLC OR ANY SUBSIDIARY OR AFFILIATE THEREOF, (B)  FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON‑U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $1,000,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO KKR FINANCIAL HOLDINGS LLC’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF AND IS REGISTERED IN THE NAME THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, AS NOMINEE OF THE BANK OF NEW YORK MELLON, LONDON BRANCH, AS COMMON DEPOSITARY (THE “COMMON DEPOSITARY”) FOR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME AND EUROCLEAR BANK SA/NV.  THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, EXCEPT AS A WHOLE BY THE COMMON DEPOSITARY OR ANOTHER DEPOSITARY OR BY THE COMMON DEPOSITARY OR A NOMINEE OF THE COMMON DEPOSITARY TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH TEMPORARY GLOBAL SECURITY:

THIS GLOBAL SECURITY IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE SECURITIES ACT. THIS TEMPORARY GLOBAL NOTE WILL BE EXCHANGED BY THE TRUSTEE, WITH NO FURTHER ACTION BY THE COMPANY, FOR A PERMANENT GLOBAL NOTE ON THE DAY THAT IS 40 DAYS AFTER NOVEMBER 17, 2017. UPON EXCHANGE OF THIS TEMPORARY GLOBAL NOTE FOR A PERMANENT GLOBAL NOTE, THE TRUSTEE WILL CANCEL THIS TEMPORARY GLOBAL NOTE WITH NO FURTHER ACTION BY THE COMPANY.]

KKR FINANCIAL HOLDINGS LLC

5.50% SENIOR NOTE DUE 2032

No. ________	Principal Amount (US)$_____
TEMPORARY ISIN NO.________

KKR Financial Holdings LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to The Bank of New York Depository (Nominees) Limited, or registered assigns, the principal sum of _________ United States Dollars (U.S.$_________), or such other principal amount as shall be set forth in the Schedule of Increases and Decreases in Note attached hereto, on March 30, 2032 and to pay interest thereon, from September 30, 2017, or from the most recent Interest Payment Date to which interest has been paid or duly provided for to but excluding the next Interest Payment Date, which shall be March 30 and September 30 of each year, commencing March 30, 2018, at the per annum rate of 5.50% (the “Note Interest Rate”), until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th calendar day of the month immediately preceding the relevant Interest Payment Date (whether or not a Business Day).  Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, all as more fully provided in the Indenture.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payment of principal of, and premium, if any, and interest on this Note and the Repurchase Price in connection with a Change of Control will be made at the Specified Office of the Paying Agent, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.  With respect to Global Securities, the Company will make such payments by wire transfer of immediately available funds to the Common Depositary, or its nominee, as registered owner of the Global Securities.  With respect to certificated Notes, the Company will make such payments, subject to surrender of such Note at the Specified Office of the Paying Agent, except in the case of installments of interest,  by wire transfer of immediately available funds to a United States Dollar account maintained in New York, New York to each Holder of an aggregate principal amount of Notes in excess of U.S. $5,000,000 that has furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date.  If a Holder of a certificated Note (i) does not furnish such wire instructions as provided in the preceding sentence or (ii) holds U.S. $5,000,000 or less aggregate principal amount of Notes, the Company will make such payments by mailing or causing to be mailed a check to such Holder’s registered address.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

KKR FINANCIAL HOLDINGS LLC

By:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: ____________

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

1.  Indenture.  This Note is one of a duly authorized issue of securities of the Company designated as its “5.50% Senior Notes due 2032” (herein called the “Notes”), issued under a Second Supplemental Indenture, dated as of November 17, 2017 (the “Second Supplemental Indenture”), to an indenture, dated as of March 30, 2017 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Base Indenture”) as amended by the First Supplemental Indenture, dated as of March 30, 2017 (the “First Supplemental Indenture” and together with the Base Indenture and the Second Supplemental Indenture, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, The Bank of New York Mellon, London Branch (the “Paying Agent,” which term includes any successor paying agent under the Indenture) and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.  The aggregate principal amount of Initial Notes Outstanding at any time may not exceed $375,000,000 in aggregate principal amount, and the amount of Additional Notes outstanding pursuant to this Note at any time may not exceed $125,000,000 in aggregate principal amount, except for, or in lieu of, other Notes of the series pursuant to Sections 304, 305, 306, 906 or 1107 of the Base Indenture and except for any Notes which, pursuant to Section 303 of the Base Indenture, are deemed never to have been authenticated and delivered.  The Indenture pursuant to which this Note is issued provides that Additional Notes may be issued thereunder.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.  In the event of a conflict or inconsistency between this Note and the Indenture, the provisions of the Indenture shall govern.

2.  Optional Redemption.

Prior to March 30, 2022, the Notes will be redeemable in whole, but not in part, at the Company’s option at any time, at a Redemption Price equal to (i) 100% of the aggregate principal amount of the Notes being redeemed, plus (ii) accrued and unpaid interest, if any, on the Notes being redeemed to, but excluding, the Redemption Date, plus (iii) the excess, if any, of (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed (as if the Notes matured on March 30, 2022) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) a rate equal to the sum of the applicable Treasury Rate plus 50 basis points, minus accrued and unpaid interest, if any, on the Notes being redeemed to, but excluding, the Redemption Date over (b) the principal amount of the Notes being redeemed.

On March 30, 2022 or any time annually thereafter, the Notes will be redeemable in whole, but not in part, at the Company’s option, at a Redemption Price equal to 100% of the aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

3.  Change of Control.  In the event of a Change of Control, unless the Company has exercised its option to redeem the Notes, the Company will make an offer to each Holder of Notes to repurchase all or any part of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes, plus any accrued and unpaid interest, if any, pursuant to the provisions of Section 6.2 of the First Supplemental Indenture.

4.  Global Security.  If this Note is a Global Security, then, in the event of a deposit or withdrawal of an interest in this Note, including an exchange, transfer, redemption, repurchase or conversion of this Note in part only, the Common Depositary, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the Applicable Procedures.

5.  Defaults and Remedies.  If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.  Upon payment of the amount of principal so declared due and payable, all obligations of the Company in respect of the payment of the principal of and interest on the Notes shall terminate.

No Holder of Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or similar official) or for any other remedy hereunder (except actions for payment of overdue principal of, and premium, if any, or interest on such Notes in accordance with its terms), unless (i)  such Holder has previously given written notice to the Trustee of a continuing Event of Default, specifying an Event of Default, as required under the Indenture; (ii) the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture; (iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (iv) the Trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes, it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the Indenture, except in the manner provided in the Indenture and for the equal and ratable benefit of all of such Holders.

The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal of, and premium, if any, or interest hereon, on or after the respective due dates expressed or provided for herein.

6.  Amendment, Supplement and Waiver.  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes.  The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Outstanding Notes, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note.  Certain modifications or amendments to the Indenture require the consent of the Holder of each Outstanding Note affected.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair (without the consent of the Holder hereof) the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

7.  Registration and Transfer.  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable on the Security Register.  Upon surrender for registration of transfer of this Note at the office or agency of the Company in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of like tenor and principal amount.  As provided in the Indenture and subject to certain limitations therein set forth, at the option of the Holder, this Note may be exchanged for one or more new Notes of any authorized denominations and of like tenor and principal amount, upon surrender of this Note at such office or agency.  Upon such surrender by the Holder, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of like tenor and principal amount.  Every Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed (if so required by the Company or the Trustee), or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or such Holder’s attorney duly authorized in writing.  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company, or the Trustee may treat the Person in whose name such Note is registered as the owner thereof for all purposes (except as otherwise provided in the Indenture), whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

8.  Governing Law.  THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM (= tenant in common)
TEN ENT (= tenants by the entireties (Cust))
JT TEN (= joint tenants with right of survivorship and not as tenants in common)
UNIF GIFT MIN ACT (= under Uniform Gifts to Minors Act )

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _________________________________________________, as agent, to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

In connection with the assignment of the Notes evidenced by this certificate occurring prior to the date that is one year or six months, as the case may be (as specified in Rule 144(d) under the Securities Act), after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any affiliate of the Company, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

1	☐	acquired for the undersigned’s own account, without transfer; or

2	☐	transferred to the Company; or

3	☐	transferred pursuant to and in compliance with Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”); or

4	☐	transferred pursuant to an effective registration statement under the Securities Act; or

5	☐	transferred pursuance to and in compliance with Regulation S promulgated under the Securities Act; or

6	☐	transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3), or (7) under the Securities Act) that, prior to such transfer, furnished the Trustee with a signed letter containing certain representations and agreements relating to the transfer; or

7	☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Company may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144A promulgated under the Securities Act.

Dated:	Signature:

Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 of the Securities Exchange Act.

TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A promulgated under the Securities Act and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:	Signature:

[SCHEDULE OF INCREASES AND DECREASES IN NOTE

KKR Financial Holdings LLC

5.50% Senior Note due 2032

The initial principal amount of this Note is $_________. The following increases or decreases in this Note have been made:

Date	Amount of decrease in Principal Amount of this Note	Amount of increase in Principal Amount of this Note	Principal Amount of this Note following such decrease or increase	Signature of authorized officer of Trustee] [1]

1 Insert for Global Securities only